UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2010

SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11811 North Tatum Blvd., Suite 2500, Phoenix, Arizona 85028

(Address and zip code of principal executive offices)

(602) 494-5328

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

As previously announced in connection with the non-binding proposal received by Southern Copper Corporation from its parent company Americas Mining Corporation (“AMC”), Southern Copper Corporation, as of August 10, 2010, formed a special committee of independent directors to evaluate AMC’s proposal.  The special committee is comprised of Mr. Gilberto Perezalonso Cifuentes, Mr. Luis Miguel Palomino Bonilla and Mr. Enrique Castillo Sánchez Mejorada.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Southern Copper Corporation (“Southern Copper”) will file a Proxy Statement with the Securities and Exchange Commission regarding the proposed transaction.  Investors and security holders are urged to read carefully the Proxy Statement regarding the proposed transaction when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the Proxy Statement (when it is available) and other documents containing information about Southern Copper, without charge, at the SEC’s web site at http://www.sec.gov.  Free copies of the Proxy Statement and Southern Copper’s filings may be obtained by directing a request to Southern Copper Corporation, 11811 North Tatum Blvd., Suite 2500, Phoenix, AZ 85028, USA, Attention: Investor Relations Department.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

Date: August 13, 2010	By:	/s/ Armando Ortega Gomez
	Name:	Armando Ortega Gomez
	Title:	Vice President, Legal, General Counsel and Secretary